                                                                    EXHIBIT 10.2

                                   GAIA/THOR
                                   ---------
                               ROYALTY AGREEMENT
                               -----------------


     This Gaia/Thor Royalty Agreement (hereinafter, this "Agreement") is made and entered into as of December ____, 1995 (the "Effective Date"), by and among Gaia Technologies, Inc., a Texas corporation ("Gaia"), North American Technologies Group, Inc., a Delaware corporation ("NATK," and together with Gaia, "Payor"), Gaia Holdings, Inc., a Delaware corporation ("GHI"), and Thor Ventures, L.C., a Texas limited liability company ("Thor", and together with GHI, "Payee").

                                   RECITALS:

     1. Payor, Payee and others are parties to that one certain Asset Purchase Agreement (the "Purchase Agreement") of even or approximate date herewith whereby, among other things, GHI contracted to sell its assets to Gaia.

     2. As partial consideration for the assets transferred to Gaia from GHI, the Purchase Agreement requires that Payor pay GHI certain royalties.

     3. GHI has notified Payor that a portion of such royalties should be paid directly to Thor.

     4. This Agreement constitutes the royalty agreement contemplated by the Purchase Agreement.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, the sum of $10.00, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as that term is defined below) hereby agree as follows:

                                   ARTICLE I
                                  Definitions
                                  -----------

The following terms shall have the following meanings for purposes of the
Agreement:

     1.1 "Affiliate" means "affiliate" and "insider" as those terms are defined in Section 24.002 of the Texas Business & Commerce Code, except that the term "debtor" shall be substituted with "Payor".

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     1.2  "Applicable Hard Goods" means (a) railroad cross-ties, oil field mats, marine structures, and other products all having advanced structural properties derived from or growing out of any Technology used to produce railroad cross-ties, and (b) roofing materials. "Applicable Hard Goods" does not include air conditioning pads.

     1.3 "Equipment" shall mean that equipment (including prototypes) now or hereafter designed, engineered, acquired, created or employed for (a) the implementation or practice of the Technology, or (b) the manufacture, production or refinement of Products.

     1.4 "Parties" shall mean Payor and Payee, and "Party" shall mean any of them.

     1.5 "Patents" means (a) United States Patent Number 4,191,522, 4,033,408, 4,168,799 and 4,110,420 together with any modifications, improvements, corrections or substitutions thereto or thereof, and (b) any new patent applications, newly issued patents, patents pending or patent amendments, in any way associated therewith.

     1.6 "Porous Pipe" means those Products, other than Applicable Hard Goods, which (a) are extruded, and (b) have a constant cross section, and (c) have porous walls.

     1.7 "Porous Pipe Technology" means any portion of the Technology used in the production or manufacture of Porous Pipe.

     1.8 "Products" means all tangible, marketable goods, including Applicable Hard Goods and Porous Pipe.

     1.9. "Selected Parties" shall mean those entities listed on Exhibit "A" attached hereto and incorporated herein by this reference for all purposes, and their Affiliates.

     1.10 "Technology" shall mean (a) the Patents, (b) the trade secrets, design, instrumentation, technology, method and know-how developed, conceived, owned, acquired and/or reduced to practice by Payor or its Affiliates for materials, processes and methods (including Equipment) to be used in the production, manufacture or refinement of Products, (c) any information, data, or experience relating to the foregoing, including such information, data, or experience relating to the operation and maintenance of Equipment and the method or procedural steps followed to practice of anything described in subparts (a),
(b) or (d) hereof, and (d) any additions to or modifications of any of the foregoing, including, without limitation, additions to or modifications of (i) the methods or processes involved with the manufacturing of Products, (ii) the methods of use of Equipment or Products, (iii) the design of the Equipment or Products, (iv) the construction or fabrication of the Equipment or Products, (v) the operating procedures which improve the manufacture, design, or operation of the Equipment or Products, and (vi) any patent rights, new patent applications, newly issued patents, or patents pending associated with any such addition or modification.

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                                  ARTICLE II
                                   Royalties
                                   ---------

          2.1 Generally. Payor shall pay to Payee royalties ("Royalties" or "Royalty") as provided in this Article II. Royalties consist of both (a) ten percent (10%) of all Gross Margin (as defined below) received or receivable during the fifteen (15) year period beginning on the Effective Date, and (b) 10% of all License Fees (as defined below) received or receivable during the five
(5) year period beginning on the Effective Date. Royalties shall be determined for each calendar quarter (or portion thereof) within ninety (90) days following the last day of each calendar quarter within which Royalties become due.

          2.2  Gross Margin.

          (a)  The term "Gross Margin" means Revenues less Cost of Goods Sold.

          (b) As used herein, the term "Revenues" includes all monies, instruments, assets and other things of value received or receivable by Payor or any of its Affiliates for (i) any Applicable Hard Goods sold or transferred by any of them, and
               (ii) any licensing, renting, sale, or transfer of all or any part of the Technology relating to the manufacture, production or refinement of Applicable Hard Goods. "Revenues" shall also include any distribution or other compensation received by Payor or any of its Affiliates from any company, partnership, joint venture or other entity to which all or any portion of the Technology relating to the manufacture, production or refinement of Applicable Hard Goods is contributed, but if such entity is an Affiliate of Payor, only to the extent that any such distribution or compensation from such Affiliate is not derived from Revenues on which Royalty has previously been paid. The term "Revenues" shall not include and shall, if necessary, be calculated to exclude (i) amounts paid by Payor to any third parties, who are not Affiliates of Payor, acting as sales representatives of Payor, which amounts are directly attributable to the sale of Applicable Hard Goods, (ii) accounts which, according to generally accepted accounting principles, are determined to be uncollectable, provided, however, such accounts have previously been credited to Payee as "Revenues" (but, any amounts received by Payor on any account previously determined to be uncollectable as aforesaid shall be treated as "Revenues"), (iii) governmental excise or sales taxes, tariffs, duties and similar changes added to the selling price of the item and paid by Payor directly to a government, and/or (iv) refunds or allowances to customers resulting from defects, failures or malfunctions not in excess of the original selling price of the item. Under no circumstances shall there be any deduction from Revenues by reason of Payor's being liable to pay any franchise tax, capital stock tax, income tax, or similar or dissimilar tax based upon Payor's income, capital structure, or profits.

          (c) As used herein, the term "Cost of Goods Sold" means (i) direct material cost, direct labor cost, and factory or other relevant burden (including depreciation for equipment and facilities directly used in the manufacture of Applicable Hard Goods) incurred by Payor (or its Affiliate) directly associated with the manufacture of Applicable Hard Goods, and (ii) any payments made by Payor to Wolfgang Mack during any period in which Revenues are received or receivable by Payor. Administrative costs associated with procurement of materials, interest cost, advertising costs, sales costs, office costs and administrative costs shall not constitute a component of "Cost of Goods Sold." There shall be no "Cost of Goods Sold" associated with Revenue described in Section 2.2(b)(ii). Whether a particular expense not specifically listed should be treated as "Cost of Goods Sold" shall be resolved by application of generally accepted accounting principles.

     2.3 License Fees. The term "License Fees" includes all monies, instruments, assets and other things of value received or receivable by Payor or any of its Affiliates from any of the Selected Parties for a right to manufacture, produce, sale or otherwise commercially exploit the Porous Pipe Technology. The term "License Fees" shall not include and shall, if necessary, be calculated to exclude (i) governmental excise or sales taxes, tariffs, duties and similar changes added to the selling price of the item and paid by Payor directly to a government or (ii) refunds or allowances to customers resulting from defects, failures or malfunctions not in excess of the original selling price of the item. Under no circumstances shall there by any deduction from License Fees by reason of Payor's being liable to pay any franchise tax, capital stock tax, income tax, or similar or dissimilar tax based upon Payor's income, capital structure, or profits.

      2.4 Records. All Gross Margin (including Revenues and Cost of Goods Sold) and License Fees will be recorded in accordance with generally accepted accounting principles. Full and adequate records and books of account shall be accurately maintained by Payor on all business operations involving sale of Products and licensing the Technology. All books of account, records, sales slips, invoices, purchase orders, franchise tax returns, and federal income tax returns relating to Payor's operations will be retained by Payor for a period of three (3) years after preparation, and will be open to inspection by Payee (or Payee's representative) at all reasonable times.

      2.5 Statements. Within ninety (90) days after the end of each calendar quarter during which Royalties are due, Payor will deliver to Payee a certified statement in form reasonably approved by Payee, signed and sworn to by Payor, accurately setting forth the amount of Gross Margin (together with an analysis of Revenues and Cost of Goods Sold) and License Fees received or receivable during said quarter, itemized in reasonable detail, and will contemporaneously therewith pay any Royalty due. Within 180 days after the end of each calendar year, Payor will furnish to Payee, according to the foregoing provisions, a statement of sales, costs and other transactions itemized in reasonable detail and in a form approved by Payee, accurately showing and reconciling Revenues, Costs of Goods Sold, and License Fees for the entire preceding year, certified by Payor to be true and correct. The Royalty payment (if any) due at the end of the second calendar quarter of any calendar year shall include an adjustment or additional payment (as the case may be) to reflect any uncollected receivables, to correct any mistakes, or as otherwise may be necessary to properly reflect Royalty for the preceding calendar year.

          2.6  Audit.

          (a) Payee may, at any time or times during normal business hours designated by Payee upon three (3) days' prior written notice to Payor, have an audit made of any statement delivered pursuant to
               Section 2.5, and may examine Payor's sales reports, expense records and other relevant records for such period. Acceptance of any Royalty tendered by Payor shall not prejudice these rights.

          (b)  The cost of the first audit conducted by Payee pursuant to
               Section 2.6(a) shall be the sole cost and expense of Payee.

          (c) Except as provided in Section 2.6(b), the cost of any audit shall be borne by Payee unless such audit shows that (i) Payor's statement was in error by five percent (5%) or more of the Gross Margin or License Fees for the relevant year, and (ii) such error arose out of a situation, matter, problem, method, approach or other criticism raised in any previous audit which demonstrated an error by 5% or more of Gross Margin or License Fees for the relevant quarter or year, in which event Payor will pay the cost of such audit.

          2.7 Prohibited Transactions. Payor shall not, at any time, transfer
(a) the Technology or any part thereof or (b) any commercial quantities of Applicable Hard Goods to any third party except in an arms length transaction where the value received by Payor has been established in good faith. Any transfer in violation of this Section 2.7 shall be void.

          2.8 GAAP. Any reference herein to "generally accepted accounting principles" shall mean generally accepted accounting principles as applied consistently by Payor.

                                  ARTICLE III
                         Matters Concerning the Payee
                         ----------------------------

     Thor owns and shall be entitled to receive 66.67% of all Royalty. GHI owns and shall be entitled to receive 33.33% of all Royalty. All Royalty paid by Payor pursuant to Article II shall be paid pro rata to Thor and GHI according to the foregoing percentages.

                                  ARTICLE IV
                                 Miscellaneous
                                 -------------

          4.1 Governing Law. The construction and interpretation of this Agreement shall be in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

          4.2 Notice. Any payment, report, communication, request, or notice required or permitted by this Agreement shall be in writing and shall become effective at the time of receipt thereof and shall be addressed to the Parties as follows:

               (a)  If to Payor:

                    North American Technologies Group, Inc.
                    Gaia Technologies, Inc.
                    4710 Bellaire Boulevard, Suite 301
                    Houston, Texas 77401
                    Attention: Tim Tarillion

                    WITH A COPY TO:

                    Theodore J. Lee
                    3104 Edloe St., Suite 204
                    Houston, Texas 77027
                    Telecopier: 713/623-0990

               (b)  If to Payee:

                    William T. Aldrich and Henry W. Sullivan
                    Gaia Holdings, Inc.
                    Thor Ventures, L.C.
                    4710 Bellaire Blvd., Suite 301
                    Houston, Texas 77401
                    Attention: William T. Aldrich
                    Telecopier: 713/661-1677

               WITH A COPY TO:

                    J. Denny Bartell
                    808 Travis, Suite 1001
                    Houston, Texas  77002
                    Telecopier: 713/227-8503

               WITH A COPY TO:

                    Jeffrey I. Horowitz
                    Crain, Caton & James, P.C.
                    909 Fannin, Suite 3300
                    Houston, Texas  77010
                    Telecopier: 713/658-1921

Notice may be effected by hand delivery, U.S. mail, or telecopy. Each Party shall have the continuing right to change its address for notice at any time or times by giving ten (10) days' notice in the manner hereinabove described. Notices shall be deemed given only upon actual receipt; however, notice sent by U.S. mail, postage prepaid, certified, return receipt requested shall be deemed received three business days after deposited with the U.S. Postal Service.

          4.3 Amendments. This Agreement shall not be modified, amended or otherwise varied by any oral agreement or representation and all modifications, amendments and variations shall be by an instrument in writing executed by the Parties hereto.

          4.4 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their successors and assigns.

          4.5 No Partnership. Nothing in this Agreement shall in any way be construed to make the Parties partners, joint venturers, agents, servants or employees of one another, and no such relationship is intended.

          4.6 Joint and Several Obligations. NATK and Gaia are and shall be jointly and severally liable for the obligations of Payor hereunder. No assignment of all or any part of the Technology shall relieve Payor of any liability for any sums or obligations due hereunder.

          4.7 Confidentiality. During the performance of each Party's obligation under this Agreement, each Party may obtain information of various types from the other Party. Each Party agrees that all such information, whether technical, financial, business or other nature shall be held in confidence and not used to the detriment of the disclosing Party by the non-disclosing Party nor disclosed to any third party by the non-disclosing Party. This Section 4.7 shall not apply to any information which (a) can be shown by a Party to have been in that Party's possession prior to the date hereof; (b) is now or hereafter (by operation of law) becomes information in the public domain, (c) can be shown by a Party to have been received on a non-confidential basis from a third party who did not acquire same, directly or indirectly, from the other Party, (d) can be shown by a Party to have been developed without access to any confidential information otherwise covered by this Section 4.7, (e) is required to be disclosed as a matter of law, or (f) is required to be disclosed pursuant to a written agreement between the parties.

          4.8 Payee Representatives. Payor shall only be required to rely on instructions and directives from the President of either GHI and/or Thor with respect to their pro rata share of Royalty. In the event that GHI or Thor should dissolve or, alternatively, the rights to receive Royalty should otherwise be distributed to the shareholders or members of GHI or Thor (as the case may be), then Payor may rely on (a) a duly executed copy of the Agreement, Plan and/or Articles of Dissolution of GHI or Thor (as the case may be, in the case of dissolution) or (b) a duly executed assignment (in the case of distribution) to determine the ownership of the rights to receive Royalty. In addition, the members of Thor and/or the shareholders of Gaia shall each, unanimously, designate among themselves a representative, and thereafter Payor shall only be required to rely on instructions and directives from such representative. Payor shall have the right to request and rely on instructions from each such representative, provided such instructions do not impair the rights of any shareholders or members represented by the other representative.

          4.9 Headings. The headings and subheadings that are in this Agreement are for convenience only and are not to be used in the interpretation of the provisions of this Agreement.

          4.10 Integration. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the Parties with respect to the subject matter of this Agreement. There are no unwritten oral agreements between the Parties.

     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed in duplicate by duly authorized persons.

"PAYOR"


NORTH AMERICAN TECHNOLOGIES GROUP, INC.
A DELAWARE CORPORATION



By:  /s/ Tim Tarrillion                  December 29, 1995
Name: Tim Tarrillion                     Date
Title:  President

GAIA TECHNOLOGIES, INC.,
A TEXAS CORPORATION



By:  /s/ Tim Tarrillion                  December 29, 1995
Name: Tim Tarrillion                      Date
Title:  President



"PAYEE"

GAIA HOLDINGS, INC.,
A DELAWARE CORPORATION



By:  /s/ Henry W. Sullivan                December 29, 1995
Name: Henry W. Sullivan                   Date
Title:  President



THOR VENTURES, L.C.,
A TEXAS LIMITED LIABILITY COMPANY



By:  /s/ William T. Aldrich               December 29, 1995
Name: William T. Aldrich                  Date
Title:  President